Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2023 Financial Results
Dallas, Texas November 16, 2022 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2022.
For the three months ended October 31, 2022, revenue, gross profit, and net income were $893.4 million, $369.5 million, and $245.8 million, respectively. These represent an increase in revenue of $83.2 million, or 10.3%; a decrease in gross profit of $15.5 million, or 4.0%; and a decrease in net income of $14.5 million, or 5.6%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.51 compared to $0.54 last year, a decrease of 5.6%.
On September 28th, 2022, Hurricane Ian, a Category 4 hurricane, came ashore in Florida, with sustained winds of 150mph, the first such Category 4 storm to impact Southwest Florida since Hurricane Charley in 2004. Hurricane Ian adversely impacted the operating results for the three months ended October 31, 2022 resulting in additional costs of approximately $25 million. These costs included premiums for subhaulers; labor costs incurred from overtime, and travel and lodging due to the reassignment of employees to the affected region.
Excluding the impact of certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended October 31, 2022 and 2021 were $0.51, and $0.53, respectively, which was a decrease of 3.8%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, November 17, 2022, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through February 2023 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 190 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain income tax benefits related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Co-Chief Executive Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2022	2021	% Change
Service revenues and vehicle sales:
Service revenues	$726,840	$667,818	8.8%
Vehicle sales	166,532	142,314	17.0%
Total service revenues and vehicle sales	893,372	810,132	10.3%
Operating expenses:
Yard operations	336,972	271,276	24.2%
Cost of vehicle sales	151,112	126,408	19.5%
Yard depreciation and amortization	34,360	26,437	30.0%
Yard stock-based compensation	1,445	981	47.3%
Gross profit	369,483	385,030	(4.0)%
General and administrative	44,535	41,115	8.3%
General and administrative depreciation and amortization	4,698	5,323	(11.7)%
General and administrative stock-based compensation	8,747	8,471	3.3%
Total operating expenses	581,869	480,011	21.2%
Operating income	311,503	330,121	(5.6)%
Other expense:
Interest income (expense), net	4,422	(5,107)	186.6%
Other (expense) income, net	(2,822)	812	(447.5)%
Total other income (expense)	1,600	(4,295)	137.3%
Income before income taxes	313,103	325,826	(3.9)%
Income tax expense	67,255	65,463	2.7%
Net income	$245,848	$260,363	(5.6)%

Basic net income per common share	$0.52	$0.55	(5.5)%
Weighted average common shares outstanding	476,099	474,136	0.4%

Diluted net income per common share	$0.51	$0.54	(5.6)%
Diluted weighted average common shares outstanding	482,168	482,442	(0.1)%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2022	July 31, 2022
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,539,391	$1,384,236
Accounts receivable, net	628,964	578,573
Vehicle pooling costs	116,526	112,242
Inventories	53,866	58,791
Income taxes receivable	5,261	49,882
Prepaid expenses and other assets	20,597	18,731
Total current assets	2,364,605	2,202,455
Property and equipment, net	2,582,481	2,485,764
Operating lease right-of-use assets	112,530	116,303
Intangibles, net	51,847	54,680
Goodwill	394,844	401,954
Other assets	87,370	47,708
Total assets	$5,593,677	$5,308,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$446,974	$399,034
Deferred revenue	19,319	20,061
Income taxes payable	16,101	—
Current portion of operating and finance lease liabilities	22,083	21,794
Total current liabilities	504,477	440,889
Deferred income taxes	77,452	80,060
Income taxes payable	65,275	64,637
Operating and finance lease liabilities, net of current portion	91,670	95,683
Long-term debt and other liabilities, net of discount	1,969	1,996
Total liabilities	740,843	683,265
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	48	48
Additional paid-in capital	849,761	838,508
Accumulated other comprehensive loss	(198,936)	(169,365)
Retained earnings	4,201,961	3,956,408
Total stockholders' equity	4,852,834	4,625,599
Total liabilities and stockholders' equity	$5,593,677	$5,308,864

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2022	2021
Cash flows from operating activities:
Net income	$245,848	$260,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	39,327	32,049
Allowance for credit loss	1,396	295
Equity in losses of unconsolidated affiliates	2,122	168
Stock-based compensation	10,192	9,452
Gain on sale of property and equipment	(113)	(440)
Deferred income taxes	(1,780)	8,319
Changes in operating assets and liabilities:
Accounts receivable	(53,837)	(82,676)
Vehicle pooling costs	(4,643)	(21,697)
Inventories	4,020	(3,463)
Prepaid expenses, other current and non-current assets	(35,303)	3,071
Operating lease right-of-use assets and lease liabilities	52	382
Accounts payable, accrued liabilities and other liabilities	40,372	62,013
Deferred revenue	(588)	(979)
Income taxes receivable	44,595	19,479
Income taxes payable	19,899	26,204
Net cash provided by operating activities	311,559	312,540

Cash flows from investing activities:
Purchases of property and equipment	(152,655)	(64,696)
Proceeds from sale of property and equipment	185	813
Net cash used in investing activities	(152,470)	(63,883)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,061	5,572
Payments for employee stock-based tax withholdings	(295)	(249)
Payments of finance lease obligations	(7)	(157)
Net cash provided by financing activities	759	5,166
Effect of foreign currency translation	(4,693)	(3,710)
Net increase in cash, cash equivalents, and restricted cash	155,155	250,113
Cash, cash equivalents, and restricted cash at beginning of period	1,384,236	1,048,260
Cash, cash equivalents, and restricted cash at end of period	$1,539,391	$1,298,373
Supplemental disclosure of cash flow information:
Interest paid	$64	$5,080
Income taxes paid, net of refunds	$5,700	$10,089

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2022	2021
GAAP net income	$245,848	$260,363
Effect of recognizing tax benefit on exercise of stock-based compensation	(625)	(2,987)
Non-GAAP net income	$245,223	$257,376

GAAP net income per diluted common share	$0.51	$0.54
Non-GAAP net income per diluted common share	$0.51	$0.53

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000